Exhibit 11(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Registration Statement on Form N-14 of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about April 15, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 15, 2013